UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Xeris Biopharma Holdings, Inc. (the “Company”) 2024 Annual Meeting of stockholders held on June 5, 2024 (the “Annual Meeting”), the Company’s stockholders approved the First Amendment to the Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (the “First Amendment to the ESPP”). The First Amendment to the ESPP (i) removes the “evergreen” provision which provides for annual increases in the aggregate number of shares available for issuance thereunder and (ii) increases the aggregate number of shares available thereunder by 6,636,632 additional shares.
The foregoing description of the First Amendment to the ESPP is qualified in its entirety by reference to the full text of the First Amendment to the ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.
Item 5.07     Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 5, 2024. As of April 12, 2024, the record date for the Annual Meeting, there were 148,253,615 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 23, 2024: (i) to elect Paul R. Edick, Ricki Fairley and Marla S. Persky as Class III directors of the Company to serve until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal ("Proposal 1"); (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 ("Proposal 2"); to indicate, (iii) on a non-binding advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of our named executive officers ("Proposal 3"); (iv) to approve, on a non-binding advisory basis, the compensation of our named executive officers ("Proposal 4") and (v) to approve an amendment to the Xeris Pharmaceuticals, Inc. 2018 employee stock purchase plan (1) to remove the "evergreen" provision which provides for annual increases in the aggregate number of shares available for issuance thereunder and (2) increase the aggregate number of shares available thereunder by 6,636,632 additional shares ("Proposal 5").
The Company’s stockholders approved the Class III director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class III directors as follows*:

Class III Director Nominee	For	Withhold	Broker Non-Votes
Paul R. Edick	58,524,066	6,505,672	36,161,541
Ricki Fairley	58,511,772	6,520,445	36,159,062
Marla S. Persky	47,442,889	17,566,155	36,182,235
The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows*:

For	Against	Abstain
99,452,328	807,990	930,961
The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows*:

Frequency of future stockholder advisory votes	For	Withhold	Broker Non-Votes
one year	62,326,675	1,375,197	36,159,062
two years	419,074
three years	911,271
The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows*:

For	Against	Abstain	Broker Non-Votes
57,804,619	6,665,428	562,170	36,159,062
The Company’s stockholders approved Proposal 5. The votes cast at the Annual Meeting were as follows*:

For	Against	Abstain	Broker Non-Votes
57,574,020	6,941,808	516,389	36,159,062
*Fractional shares have been rounded to the nearest whole number.
No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2024	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer